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                                                                      EXHIBIT 99

                                      PROXY
                                  AMERICAN BANK

         The undersigned hereby constitutes and appoints David R. Wilson and Robert R. Franklin, Jr., or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of American Bank (the "Bank") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Bank to be held at 1600 Smith Street, Suite 300, Houston, Texas 77002, at ______ _.m., local time, on January ___, 2001, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement-Prospectus dated December ___, 2000 and the Notice of Special Meeting of Shareholders dated December __, 2000, the receipt of which is acknowledged, in the manner specified below.

1. SHARE EXCHANGE. To consider and vote upon a proposal to approve the Agreement and Plan of Share Exchange dated September 19, 2000 (the "Agreement"), by and between the Bank and Whitney Holding Corporation, a Louisiana corporation ("Whitney"). Pursuant to the Agreement and the share exchange contemplated thereby (the "Exchange"), (i) Whitney will acquire all of the outstanding shares of the Bank, with the effect that the Bank will become a wholly owned subsidiary of Whitney, and (ii) each share of the stock of the Bank issued and outstanding at the effective time of the Exchange (excluding shares held by dissenting shareholders) will be converted into and exchanged for shares of Whitney Common Stock on the terms set forth in the Agreement.

           FOR   [ ]             AGAINST  [ ]              ABSTAIN  [ ]

2. OTHER MATTERS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears on certificate(s). When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       DATED:             , 20
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                                       Signature


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                                       Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                  AMERICAN BANK
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.